UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):   March 31, 2006

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 500 Denver, Colorado		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

            Effective March 31, 2006, KFx Inc. (“KFx” or the “Company”) appointed Diana L. Kubik as the Company’s Chief Financial Officer and Vice President.  The terms of Ms. Kubik’s appointment are described below under Item 5.02.

Section 2.  Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets

            On April 4, 2006, KFx announced the completion of the acquisition of Buckeye Industrial Mining Co. (“Buckeye”) on April 3, 2006 pursuant to a Share Purchase Agreement dated March 6, 2006 by and between KFx, New Meadville Forging, Inc. and Keller Group, Inc.  KFx purchased 100% of the outstanding common stock of Buckeye for a purchase price of $37.5 million consisting of $35 million in cash plus the issuance of 118,821 shares of common stock.  Buckeye’s primary business is to mine, process and market coal to power generating facilities and industrial users.

            A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            Effective March 31, 2006, the Board of Directors of KFx appointed Diana L. Kubik, 40 years old, to serve as Chief Financial Officer and Vice President.  The addition of Ms. Kubik as Chief Financial Officer will enable Kevin R. Collins to focus more time on financing and business development activities as well as potential mergers and acquisitions.  Mr. Collins will continue to serve as Executive Vice President – Finance and Strategy and resign as acting Chief Financial Officer.  Ms. Kubik will report to Mr. Collins.

            Prior to her appointment, Ms Kubik was Practice Director at 2 Degrees Consulting from November 2004 to March 2006, where she specialized in providing Securities Exchange Commission and technical accounting services.  From September 2002 through August 2004, Ms. Kubik worked for Qwest Communications International Inc. as a Senior Director of Finance.  From February 1999 through June 2002, she was employed by Verado Holdings, Inc. as Controller.  Prior to February 1999, Ms. Kubik held a number of accounting positions, including six years with Deloitte & Touche, LLP.  Ms. Kubik is a certified public accountant and received her MBA in Finance from the University of South Florida and a B.S. degree in Accounting and Management Information Systems from the University of Tampa.

            In connection with her employment, the Board has determined that Ms. Kubik will be provided with the following:

•	Base Pay:	$150,000 annual or $12,500 per month, subject to applicable tax withholding and payroll taxes.

•	Stock:	12,000 shares of restricted stock. Three year vesting (one third vests each year).

•	Benefits:	Standard benefits afforded to KFx employees.

•	Other Condition:

She will execute the Company’s standard Non-Disclosure Agreement, Information Verification Agreement and confirm the receipt of any other policies as the Company may from time-to-time initiate.   Her employment is at will and either she or the Company may terminate the relationship at any time.

•	Bonus Potential:	Incentive program based upon meeting individual and Company objectives.

Section 7.  Regulation FD

Item 7.01.  Regulation FD Disclosure

            On April 4, 2006, KFx issued a press release announcing the completion of its 14,400-ton product silo at KFx’s Gillette, Wyoming facility.  A copy of this press release is attached hereto as Exhibit 99.1.

            The information contained in this Item 7.01 and in the accompanying exhibit related to 7.01 shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8.  Other Events

Item 8.01.  Other Events

            Effective March 15, 2006, KFx promoted Dennis Coolidge to Senior Vice President of Engineering and Operations from his previous position of Vice President and Director of Operations.  Prior to joining KFx, Mr. Coolidge was President of MR&E LLC, which was acquired by KFx in March 2005.  Mr. Coolidge has 18 years of experience in coal thermal upgrading and engineering and has played a key role in the completion and testing of KFx’s Gillette facility.  He earned a B.S. degree in electrical engineering from Ohio University in addition to completing two years of post graduate work toward a Ph.D.

Section 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.  As permitted by Item 9.01(a)(4) of Form 8-K, KFx will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(b)

Pro Forma Financial Information.  As permitted by Item 9.01(b)(2) of Form 8-K, KFx will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated April 4, 2006

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: April 4, 2006	By:	/s/ Kevin R. Collins
Kevin R. Collins
Executive Vice President – Finance and Strategy

KFx INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated April 4, 2006